Exhibit 99.1

Intelligent Bio Solutions Inc. Announces Closing of Private Placement Offering

NEW YORK, Dec. 22, 2022 — Intelligent Bio Solutions Inc. (Nasdaq: INBS) (the “Company”), a life sciences company developing non-invasive, real-time diagnostic testing for patients and their primary health practitioners at point of care, today announced that it has closed a Regulation S private placement (the “Transaction”) for expected aggregate gross proceeds of $220,585.

The Company currently intends to use the net proceeds from the Transaction for general working capital purposes.

On December 21, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 14 investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in the Transaction (i) 176,462 shares of the Company’s Series D Convertible Preferred Stock (the “Preferred Stock”), par value $0.01 per share (the “Preferred Stock”), and (ii) 529,386 warrants (the “Warrants”), with each Warrant representing the right to purchase one share of the Company’s common stock (“Common Stock”). The Preferred Stock and Warrants were sold together as a unit (“Unit”), with each Unit consisting of one share of Preferred Stock (initially convertible into three shares of Common Stock) and three Warrants with an initial exercise price of $0.29 per share. The purchase price for the Units was $1.25 per Unit. The Units offering price and the Warrant exercise price were priced above the Nasdaq “Minimum Price” as that term is defined in Nasdaq Rule 5635(d)(1). The shares of Preferred Stock will be convertible into an aggregate of 529,386 shares of Common Stock following shareholder approval of such conversion and without the payment of additional consideration. The Company expects to receive aggregate gross proceeds from the Transaction of $220,585, before deducting the placement agent’s fees and the Company’s Transaction expenses. The Transaction closed on December 22, 2022.

The Preferred Stock will have no voting rights other than (i) as required by law, and (ii) the right to vote as a class on certain matters related to any proposal to adopt an amendment to the certificate of incorporation of the Company to reclassify the outstanding shares of Common Stock of the Company into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment (a “Reverse Stock Split”). Each share of Preferred Stock will have the right to cast 20,000 votes per share of Preferred Stock on any proposal or resolution presented to the stockholders of the Company for the purpose of obtaining stockholder approval of (a) any proposal to adopt an amendment to the certificate of incorporation of the Company to effect a Reverse Stock Split and (b) any resolution or proposal to adjourn any meeting of stockholders called for the purpose of voting on the Reverse Stock Split (the “Adjournment Proposal”). The votes cast by the holders of the Preferred Stock must be counted by the Company in the same proportion as shares of Common Stock are voted (excluding any shares of Common Stock that are not voted) on the Reverse Stock Split and the Adjournment Proposal.

Concurrently with the entry into the Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement granting the Investors customary registration rights with respect to the shares of Common Stock underlying the Preferred Stock and Warrants acquired by the Investors in the Transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. is a life sciences company developing and delivering intelligent, non-invasive, real-time testing solutions to customers globally. With its world-first Biosensor Platform, Intelligent Bio Solutions is developing and launching diagnostic tests urgently needed to help people living with chronic disease. In addition, through its recent acquisition of Intelligent Fingerprinting Limited, the company is the world leader in the advancement of portable drugs of abuse testing through the analysis of fingerprint sweat. The system is a platform technology with potential applications in many areas of diagnostics, and its advantages include being non-invasive, hygienic, fast, and cost-effective. The top selling product screens for recent use of the most commonly taken drugs in workplace settings; opioids, cocaine, methamphetamine, and marijuana. Sample collection takes just seconds, with results in ten minutes. Customers include employers in safety-critical industries such as construction, transport and logistics firms, drug treatment organizations, as well as UK coroners. A laboratory confirmation service is also available.

For more information, visit http://www.ibs.inc/

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to consummate the proposed transaction described in this press release, develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

Investor Contact:

Valter Pinto

KCSA Strategic Communications

INBS@kcsa.com

Media Contact:

Cheryl Billson

Comma Communications

cheryl.billson@commacomms.com